EXHIBIT 99.1

INDEPENDENT BANKSHARES CORPORATION

Special Meeting of Shareholders
            , 2003

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS

     The undersigned shareholder(s) of Independent Bankshares Corporation (“Independent”), a Tennessee business corporation, hereby acknowledges receipt of the proxy statement/ prospectus dated            , 2003, and hereby appoints Gary S. Dorris and Thomas B. Perkins, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent and vote as designated below all of the Independent common shares that the undersigned held of record on            , 2003, at the Special Meeting of Shareholders of Independent, to be held at the main office of First Independent Bank, 710 Nashville Pike, Gallatin, Tennessee 37066, on            , 2003, at        (local time), or any adjournment or postponement thereof, on the following matters:

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR PROPOSALS 1 AND 2

     1.     APPROVAL OF AGREEMENT AND PLAN OF MERGER

     Proposal to approve and adopt the Agreement and Plan of Merger dated as of June 17, 2003, by and between Independent and Greene County Bancshares, Inc., as described in the accompanying proxy statement/prospectus dated          , 2003.

FOR	AGAINST	ABSTAIN

     2.          To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Agreement and Plan of Merger.

FOR	AGAINST	ABSTAIN

     3.          In their discretion, upon such other matter or matters which may properly come before the meeting, or any adjournment or postponement thereof (the Board of Directors is not aware of any matter other than Proposal 1, which is to be presented for action at the Special Meeting).

     PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. This proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted FOR the approval of the Agreement and Plan of Merger and FOR adjournment of the Special Meeting, if necessary. This proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. If registered in the name of two or more persons, each must sign. Executors, administrators, trustees, guardians, attorneys and corporate officers must show their full titles.

	Dated:	, 2003

Name of Shareholder	Signature

Signature

If you have changed your address, please
PRINT new address on the line above.

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